UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 4, 2011	000-30237
Date of Report (Date of earliest event reported)	Commission File Number

REGENECA, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0467241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Technology, Suite C515 Irvine, CA 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 887-6890
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Termination of a Materially Definitive Agreement.

On October 4, 2011, the License Agreement (“License Agreement”) by and between Mitch Huhem, and One Step Millionaire, LLC and Regeneca, Inc. (the “Company”),  have been terminated by Mitch Huhem, effective immediately. The License Agreement was entered into by the parties on March 2, 201 and granted to the Company a license to use the One Step Millionaire program which was being used by the Company to attract, support and manage distributors. The License Agreement had a term of twenty (20) years. Pursuant to the terms of the Agreement, 50,000,000 shares of the Company’s common stock issued to the Licensor have been returned to the Company for cancellation, and the Company has discontinued all use of the Licensed Technology. The Company does not anticipate that the termination will have any material effect upon the result of operations or financial condition of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENECA, INC.

October 5, 2011		/s/ MATTHEW NICOSIA
	Name:	Matthew Nicosia
	Title:	CEO, President and Chairman

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